UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2012 (November 30, 2012)

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective November 30, 2012, WesBanco, Inc. (“WesBanco”) completed its previously announced merger with Fidelity Bancorp, Inc. (“Fidelity”). Pursuant to the Agreement and Plan of Merger, dated as of July 19, 2012, by and among WesBanco, WesBanco Bank, Inc., a wholly-owned subsidiary of WesBanco (“WesBanco Bank”), Fidelity and Fidelity Savings Bank, a Pennsylvania state-chartered stock savings bank and a wholly-owned subsidiary of Fidelity (“Fidelity Savings Bank”) (the “Merger Agreement”), Fidelity was merged with and into WesBanco, with WesBanco continuing as the surviving corporation (the “Merger”). As a result of the Merger, each outstanding share of Fidelity common stock, par value $0.01 (other than shares held by Fidelity), was converted into the right to receive (i) 0.8275 shares of WesBanco common stock, par value $2.0833 per share (“WesBanco Common Stock”) and (ii) $4.50 in cash, without interest.

Immediately following the completion of the Merger, Fidelity Savings Bank was merged with and into WesBanco Bank, with WesBanco Bank surviving the merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Disclosure of the transaction discussed in Item 2.01 is made voluntarily and the Registrant does not believe that this transaction is an acquisition deemed to involve a significant amount of assets as defined in the Instructions to Item 2.01 of Form 8-K and therefore does not require disclosure.

Item 3.02                      Unregistered Sales of Equity Securities.

Repayment by WesBanco of Fidelity TARP Obligations to U.S. Treasury

The Merger Agreement provides, among other things, that unless earlier purchased by WesBanco or redeemed by Fidelity, each outstanding share of the Fixed Rate, Cumulative Perpetual Preferred Stock, Series B of Fidelity (the “Fidelity Preferred Stock”) issued to the U.S. Department of the Treasury (the “Treasury”) is to convert into the right to receive one share of WesBanco preferred stock with rights, preferences, privileges and voting powers and limitations and restrictions that are not materially less favorable as a whole than those of the Fidelity Preferred Stock. The Merger Agreement also provides that the warrant issued by Fidelity to the Treasury (the “Fidelity Warrant”) in connection with the issuance of the Fidelity Preferred Stock will convert into a warrant to purchase shares of WesBanco Common Stock, on substantially the same terms, subject to adjustments to the exercise price and number of shares underlying the warrant to give effect to the exchange ratio set forth in the Merger Agreement.

On November 30, 2012, in conjunction with the Merger, WesBanco repurchased the 7,000 shares of outstanding Fidelity Preferred Stock from the Treasury for an aggregate purchase price of approximately $7 million.

Upon effectiveness of the Merger on November 30, 2012, the Fidelity Warrant was converted into a 10-year warrant (the “WesBanco Warrant”) to purchase up to 100,448 shares of WesBanco Common Stock at an initial exercise price of $10.45 per share, subject to certain anti-dilution and other adjustments. The foregoing transaction was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

The foregoing descriptions of the Merger Agreement and the WesBanco Warrant do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the WesBanco Warrant, which are incorporated herein by reference as Exhibit 2.1 and Exhibit 4.1, respectively.

Description of WesBanco Warrant

The WesBanco Warrant is immediately exercisable. The WesBanco Warrant provides for the adjustment of the exercise price and the number of shares of WesBanco Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of WesBanco Common Stock, and upon certain issuances of WesBanco Common Stock at or below a specified price relative to the then-current market price of WesBanco Common Stock. The WesBanco Warrant expires on November 30, 2022.

The foregoing description of the WesBanco Warrant does not purport to be complete and is qualified in its entirety by reference to the WesBanco Warrant, which is incorporated herein by reference as Exhibit 4.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 30, 2012, Richard G. Spencer, the President and Chief Executive Officer and a director of Fidelity, was appointed to the Board of Directors (the “Board”) of WesBanco, effective immediately following the consummation of the Merger, pursuant to the terms of the Merger Agreement.

Separately, in connection with the Merger, Mr. Spencer and WesBanco entered into a Consulting Agreement, dated December 3, 2012 (the “Consulting Agreement”), and Mr. Spencer, WesBanco, Fidelity and Fidelity Savings Bank entered into a Separation Agreement and Release and Waiver of Claims, dated December 3, 2012 (the “Separation Agreement”).  Pursuant to the Consulting Agreement, Mr. Spencer agreed to provide consulting services to WesBanco for a period of three years.  Mr. Spencer’s compensation for these consulting services was set at $64,333 per year.  In addition, Mr. Spencer will not receive a retainer fee for his service on the WesBanco Board but will receive meeting attendance fees.

Under the terms of the Separation Agreement, on December 3, 2012 Mr. Spencer received from WesBanco lump sum cash payments in the amounts of (i) $460,821, which represented a change in control payment under his employment agreement with Fidelity; and (ii) $58,561.20, which represented a portion of the continuation payments for country club dues, group life insurance benefits, supplemental medical insurance, long-term disability benefits, ESOP benefits and 401(k) plan benefits.  In addition, Mr. Spencer will be entitled to receive the remaining portion of continuation benefits in 12 monthly installments in the amount of $2,440.05 per month beginning in December 2014.  The Separation Agreement also provides monthly payments in the amount of $6,007.50 for 180 months under Mr. Spencer’s salary continuation agreement with Fidelity, with the first seven months to be paid in a lump sum of $42,052.50 in June 2013.  WesBanco also agreed to pay the premiums for health care coverage for Mr. Spencer and his spouse through December 3, 2015.  In consideration, Mr. Spencer provided a general release of claims.

The foregoing descriptions of the Consulting Agreement and the Separation Agreement contained in this Item 5.02 do not purport to be complete descriptions and are qualified in their entirety by reference to each of the Consulting Agreement and the Separation Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 30, 2012, WesBanco issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of WesBanco.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Disclosure of the transaction discussed in Item 2.01 is made voluntarily and the Registrant does not believe that this transaction is an acquisition deemed to involve a significant amount of assets as defined in the Instructions to Item 2.01 of Form 8-K and therefore does not require disclosure.

(d)  Exhibits:

2.1            Agreement and Plan of Merger, dated July 19, 2012, by and among WesBanco, Inc., WesBanco Bank, Inc., Fidelity Bancorp, Inc. and Fidelity Savings Bank (incorporated by reference to Exhibit 2.1 to WesBanco’s Current Report on Form 8-K filed on July 20, 2012).

4.1          Warrant to Purchase up to 100,448 shares of WesBanco common stock, dated November 30, 2012.

10.1          Consulting Agreement, dated December 3, 2012, by and between WesBanco, Inc. and Richard G. Spencer.

10.2          Separation Agreement and Release and Waiver of Claims, dated December 3, 2012, by and between Fidelity Bancorp, Inc., Fidelity Bank, PaSB, Richard G. Spencer   and WesBanco, Inc.

99.1                        Press release issued by WesBanco, dated November 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: December 3, 2012	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                           Description

2.1
Agreement and Plan of Merger, dated July 19, 2012, by and among WesBanco, Inc., WesBanco Bank, Inc., Fidelity Bancorp, Inc. and Fidelity Savings Bank (incorporated by reference to Exhibit 2.1 to WesBanco’s Current Report on Form 8-K filed on July 20, 2012).

4.1	Warrant to Purchase up to 100,448 shares of WesBanco common stock, dated November 30, 2012.

10.1	Consulting Agreement, dated December 3, 2012, by and between WesBanco, Inc. and Richard G. Spencer.

10.2	Separation Agreement and Release and Waiver of Claims, dated December 3, 2012, by and between Fidelity Bancorp, Inc., Fidelity Bank, PaSB, Richard G. Spencer and WesBanco, Inc.

99.1                                                        Press release issued by WesBanco, Inc., dated November 30, 2012.